Exhibit 4.3

The following is a summary of an amendment to the Ford Motor Company Tax-Efficient Savings Plan for Hourly Employees, effective January 1, 2008:

•	Allow a distribution of elective deferrals (pre-tax deferrals) upon severance from employment, effectively eliminating the "same-desk rule."